EXHIBIT 99.1

Premier Exhibitions Reports First Quarter 2011 Results

ATLANTA, July 8, 2010 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the first quarter ended May 31, 2010.

Comparing the first fiscal quarter ending May 31, 2010 with the prior year first quarter:

  Revenue of $11.1 million compared to $10.9 million, despite fewer touring exhibitions.
  Total exhibition days decreased 19% to 1,314 for the period, primarily reflecting management's decision to reduce the touring capacity of Bodies and eliminate the Star Trek Exhibition in fiscal 2010. More exhibitions were in storage during the first quarter of last year.
  Average attendance per exhibition day decreased 22% to 574, as total attendance for the period decreased 37% to 753,875. The decrease in average daily attendance in the first quarter of fiscal 2010 compared to last year was partially offset by higher ticket prices averaging $17.62 versus $15.42 in the prior year first quarter.
  Gross Profit decreased $1.1 million to $4.7 million, primarily due to increased advertising and venue operating costs as the Company shifts towards more self-operated exhibitions. These increases were offset by lower storage and production costs. Also, in the prior year first quarter, the Company was unable to acquire adequate advertising, as working capital was not available.
  Although moving toward more self-operated exhibitions offers a greater opportunity for higher Gross Profit, it exposes the Company more directly to the effects of fluctuations in attendance, as happened in this first quarter, making proper management of General and Administrative expenses all the more important.
  General and Administrative expenses decreased 33% to $4.9 million driven primarily by reduced cost of litigation, fewer license fees paid for exhibitions kept in storage, and lower compensation expense. These expenses also included $0.5 million related to strategic investments to revitalize the Titanic and Bodies exhibitions, develop new content for future exhibitions, and build digital capabilities to bring all properties closer to the consumer. While these costs have been recorded as current period expenses, management deems them a form of investment to revitalize the properties and grow the business.
  GAAP Net loss narrowed to ($1.5) million, or ($0.03) per diluted share from ($5.8) million, or ($0.20) per diluted share in the prior year period.
  Adjusted EBITDA, a non-GAAP measure (1), improved by $1.2 million to a loss of ($0.1) million, despite strategic investments totaling approximately $0.5 million.
  On May 31, 2010, the Company had total cash and investments of $12.4 million and no debt.

Chris Davino, Premier Exhibition's Chief Executive Officer, stated "We are pleased with our first quarter performance and our continued progress with the turnaround. During a period of lean attendance, we were able to significantly improve our adjusted EBITDA and GAAP net loss compared to a year ago, and still managed to make some measured investments in strategic initiatives. With most of our legacy issues firmly behind us, we are beginning to transition from stabilizing of our core exhibition business to repositioning and transforming our entire operating model. As part of this process, we are prudently reinvesting EBITDA with a focus on long-term growth and value creation."

1Q11 Conference Call Information

Company management will host its first quarter fiscal 2011 conference call on July 8, 2010 at 5:30 p.m. (EDT). Interested parties can access the call by dialing 1 (800) 723-6751 in the U.S. and 1 (785) 830-7980 internationally.  Callers should reference confirmation code 4261753. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA
See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes three different types of exhibitions:

  "Titanic: The Artifact Exhibition,"

  "Bodies…The Exhibition," and "Bodies Revealed;"

  "Dialog in the Dark."

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)

	May 31, 2010 (unaudited)	February 28, 2010
Assets

Current assets:
Cash and cash equivalents	$ 9,134	$ 10,339
Marketable securities	3,304	3,308
Accounts receivable, net of allowance for doubtful accounts of $755 and $697 respectively	2,860	2,613
Merchandise inventory, net of reserve of $255 and $281, respectively	766	845
Income taxes receivable	3,107	3,161
Prepaid expenses and other current assets	2,771	1,866
Total current assets	21,942	22,132

Artifacts owned, at cost	3,041	3,048
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $12,445 and $11,454, respectively	12,875	13,545
Exhibition licenses, net of accumulated amortization of $5,270 and $4,979, respectively	3,278	3,269
Deferred income taxes	928	927
Other assets	829	829
Total Assets	$ 42,894	$ 43,751

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$ 6,111	$ 5,518
Deferred revenue	1,502	1,705
Total current liabilities	7,613	7,223
Long-term liabilities:
Lease abandonment	3,478	3,666
Income taxes payable	1,226	1,214
Total long-term liabilities	4,704	4,880

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 47,879,293 and 47,804,742 shares, respectively; outstanding 46,813,293 and 46,738,293 shares, respectively	5	5

Additional paid-in capital	57,915	57,759
(Accumulated deficit) retained earnings	(20,134)	(18,613)
Accumulated other comprehensive loss	(310)	(313)
Treasury stock, at cost; 1,066,449 shares	(7,190)	(7,190)
Equity attributable to Shareholders' of Premier Exhibitions, Inc.	30,286	31,648
Equity attributable to Noncontrolling Interests	291	--
Total Liabilities and Shareholder' Equity	$ 42,894	$ 43,751

The accompanying notes are an integral part of the condensed consolidated financial statements.

Table 2
Premier Exhibitions, Inc. Condensed Consolidated Statements of Operations (in thousands, except share and per share data) (unaudited)

	Three Months Ended
	May 31, 2010	May 31, 2009	February 28, 2010
	1Q11	1Q10	4Q10
Revenue:
Exhibition revenues	$ 10,233	$ 9,850	$ 9,482
Merchandise and other	828	1,087	867
Total revenue	11,061	10,937	10,349

Cost of revenue:
Exhibition costs	6,116	4,890	7,181
Cost of merchandise sold	202	252	423
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	6,318	5,142	7,604

Gross profit	4,743	5,795	2,745

Operating expenses:
General and administrative	4,930	7,324	5,148
Depreciation and amortization	1,303	1,627	1,689
Net loss on disposal of assets	29	--	(34)
Lease abandonment	--	--	4,351
Impairment of goodwill and intangible assets	--	4,512	--
Total operating expenses	6,262	13,463	11,154

Loss from operations	(1,519)	(7,668)	(8,409)

Other (expense) income	11	(39)	5

Loss before benefit from income taxes	(1,508)	(7,707)	(8,404)

Benefit from income taxes	(12)	1,902	(3,106)

Net loss	$ (1,520)	$ (5,805)	$ (11,510)
Plus: Net loss attributable to noncontrolling interests	33	--	--
Net loss attributable to shareholders' of Premier Exhibitions, Inc.	(1,487)	(5,805)	(11,510)

Net loss per share:
Basic and diluted loss per common share	$ (0.03)	$ (0.20)	$ (0.25)

Shares used in basic and diluted per share calculations	46,813,293	29,696,954	46,691,549

Table 3
Premier Exhibitions, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)

	For the Three Months Ended
	May 31, 2010	May 31, 2009	February 28, 2010
	1Q11	1Q10	4Q10
Cash flows from operating activities:
Net loss	$ (1,520)	$ (5,805)	$ (11,510)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,303	1,627	1,656
Stock based compensation	126	212	(17)
Allowance for doubtful accounts	58	(439)	92
Lease abandonment	(188)	--	4,351
Impairment of intangibles	--	4,512	--
Excess tax benefit on the exercise of employee stock options	--	--	(61)
Net (gain) loss on disposal of assets	(29)	--	(54)
Common stock issued for settlement of lawsuit	--	50	--
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(305)	1,100	401
Increase (decrease) in merchandise inventories	79	--	(96)
(Increase) decrease in deferred income taxes	--	(983)	3,237
Decrease (increase) in prepaid expenses and other current assets	(574)	851	1,550
Decrease in artifacts owned	7	--	--
Decrease (increase) in income tax receivable	54	(364)	3,549
Decrease in deferred revenue	(203)	(435)	(236)
Increase (decrease) in accounts payable and accrued liabilities	593	(2,600)	572
Total adjustments	921	3,531	14,944
Net cash provided by operating activities	(599)	(2,274)	3,434

Cash flows used by investing activities:
Purchases of property and equipment	(321)	(642)	(304)
Purchase of exhibition licenses	(300)	--	--
Net increase in marketable securities	4	--	2,023
Purchase of certificates of deposit	--	--	(2,031)
Net cash used by investing activities	(617)	(642)	(312)

Cash flows from financing activities:
Proceeds from convertible notes	--	6,000	--
Excess tax benefit on the exercise of employee stock options	--	--	61
Proceeds from option and warrant exercises	30	261	--
Net cash provided from financing activities	30	6,261	61

Effects of exchange rate changes on cash and cash equivalents	(19)	6	(4)
Net increase (decrease) in cash and cash equivalents	(1,205)	3,351	3,178
Cash and cash equivalents at beginning of period	10,339	4,452	7,161
Cash and cash equivalents at end of period	$ 9,134	$ 7,803	$ 10,339

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 3	$ 48	$ 49
Cash paid during the period for taxes	$ --	$ --	$ 138

Supplement disclosure of non-cash operating activities:
Non-cash withholding taxes receivable	$ --	$ --	$ --
Non-cash withholding taxes payable	$ --	$ --	$ --
Uncertain tax provision	$ --	$ --	$ 1,214

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$ --	$ 14	$ --
Receivable from noncontrolling interest	$ 324	$ --	$ --
Conversion of convertible notes to common stock	$ --	$ --	$ 12,000

Table 4
Adjusted EBITDA (In thousands)

	Three Months Ended
	May 31, 2010	May 31, 2009	February 28, 2009
	1Q11	1Q10	4Q10

Net loss	$ (1,520)	$ (5,805)	$ (11,510)
Provision for income taxes	12	(1,902)	3,106
Other expenses	(11)	39	(5)
Gain on disposal	29	--	(34)
Impairment of intangibles and goodwill	--	4,512	--
Lease abandonment	--	--	4,351
Depreciation & Amortization	1,303	1,627	1,655
Litigation Settlement	--	--	222
Stock Compensation	126	262	(18)
Adjusted EBITDA(1)	$ (61)	$ (1,267)	$ (2,232)

(1) Non – GAAP Measure:

 Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense (In thousands)

	Three Months Ended
	May 31, 2010	May 31, 2009
	1Q11	1Q10

Compensation, excluding stock based compensation	$ 1,956	$ 2,144
Stock-based compensation	126	211
Bad Debt Expense	58	84
Legal and other professional fees	1,165	1,217
Rent and other office expenses	442	307
Other	1,183	3,361
General & Administrative expense	$ 4,930	$ 7,324

Table 6
Exhibition Revenues & Operating Statistics (In thousands)

	Three Months Ended
	May 31, 2010	February 28, 2010	May 31, 2009	February 28, 2009	May 31, 2008	February 28, 2008
	1Q11	4Q10	1Q10	4Q09	1Q09	4Q08

Admissions revenue	$ 9,096	$ 8,300	$ 7,930	$ 8,668	$ 10,714	$ 14,892
Non-refundable license fees for future exhibitions	--	--	--	--	1,346	578
Non-refundable license fees for current exhibitions	1,137	1,182	1,920	881	1,199	955
Total exhibition revenues	$ 10,233	$ 9,482	$ 9,850	$ 9,549	$ 13,259	$ 16,425

Total operating days	1,314	1,412	1,624	1,565	1,598	1,582
Total attendance (in 000's)	754	833	1,188	1,184	1,520	1,334
Average attendance per day	574	590	732	757	951	843

During the first quarter of fiscal 2010, the Company entered into an amendment to an existing multiple element agreement with promoters that modified certain of the terms and conditions of the agreement.  Although these modifications had no impact on revenue recognized in this fiscal year or prior periods, the amendments modify our analysis and computation of the fair value of the undelivered elements in such a way that we will no longer be able to support the fair value of the undelivered elements in a multiple element arrangement as required by U.S. GAAP.  As a result, during fiscal 2010 and in the future the Company will no longer recognize payment of non-refundable exhibition license revenue upon execution of an agreement or upon cash collection as a separate deliverable, but rather will defer such amounts until the time that the exhibition occurs, or the allowed time period for such an exhibition has passed and no remaining obligation to host such exhibition exists.  This first quarter change had no impact on revenue recognized in prior periods, including non-refundable exhibition license revenue that was recognized.

CONTACT:  Premier Exhibitions, Inc.
          Investor Contact:
          John Stone, Chief Financial Officer
          404.842.2600
          john.stone@prxi.com